Exhibit 4.1

AMENDMENT NO. 1 TO SENIOR SECURED CONVERTIBLE NOTE

This Amendment No. 1 to Senior Secured Convertible Note (the “Amendment”) is made as of August 15, 2025 by and between Golden Sun Health Technology Group Limited, a Cayman Islands exempted company (the “Company”), and Zion Asset Management Limited, Brixton GSH Fund LLC and/or their affiliates or its registered assigns (“Holder”, and together with the Company, the “Parties”, and each, a “Party”).

WHEREAS, the Parties have entered into a Senior Secured Convertible Note dated October 28, 2024 (the “Existing Note”) and desire to amend the Existing Note on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Note.

2.	Amendments to the Existing Note.

a.	Section 32(c) of the Existing Note is hereby removed in its entirety.

b.	Section 32(z) of the Existing Note is hereby amended and restated in its entirety as follows:

““Floor Price” means $0.704 (or such lower amount as permitted, from time to time, by the Principal Market), subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events;”

3.	Except as expressly set forth herein, the Existing Note is unmodified and remains in full force and effect and the execution of this Amendment does not and shall not constitute an amendment of any other rights to which the parties are entitled pursuant to the Existing Note and its Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first written above.

GOLDEN SUN HEALTH TECHNOLOGY GROUP LIMITED		Zion Asset Management Limited (“HOLDER”)
(“COMPANY”)

By:	/s/ Xueyuan Weng	By:	/s/ Chen, Shih-Chang
Name:	Xueyuan Weng	Name:	Chen, Shih-Chang
Title:	Chief Executive Officer	Title:	Director

Brixton GSH Fund LLC
(“HOLDER”)

By: Brixton GSH Capital Management LLC, Manager

		By:	/s/ Timothy J. Craddoch
		Name:	Timothy J. Craddoch
		Title:	Manager